FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2017 SECOND QUARTER RESULTS

West Palm Beach, FL – May 12, 2017 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its second fiscal quarter ended March 31, 2017.

Second Quarter 2017 Financial Highlights

  Loss from Operations was $238 thousand compared to income of $144 thousand from the second quarter of 2016.

  Revenues were $4.5 million compared to $7 million from the second quarter of 2016.

  Gross profit percentage declined to 15.8% compared to 17.1% in the second quarter of 2016.

  Net loss was $238 thousand compared to net income of $144 thousand in the second quarter of 2016.

  Loss per share was $.03 per share compared to income of $.02 per share for the second quarter of 2016.

  Cash and cash equivalents totaled $3.6 million at March 31, 2017.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “This was a difficult quarter for the company as we work to expand and transition our business from predominantly diabetic products which are undergoing market pricing pressures. We will continue our efforts to safeguard and grow our existing business with our top tier Medical customers. Concurrently, we are firmly focused and making promising progress on aggressively seeking new business within other growing market sectors.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2016 and 2015. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding expansion of our existing customer base and diversifying our product portfolio.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  These risks include the inability to expand our customer base, pricing pressures, lack of success of new sales people and unanticipated issues with our affiliated sourcing agent.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2016 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a designer and distributor of custom carry and protective solutions. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:

Forward Industries, Inc.

Michael Matte, CFO

(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2017	2016	2017	2016

Net revenues	$4,532,876	$7,025,453	$11,124,124	$14,163,336
Cost of goods sold	3,816,790	5,824,917	9,249,209	11,440,435
Gross profit	716,086	1,200,536	1,874,915	2,722,901

Operating expenses:
Sales and marketing	389,694	432,146	807,221	865,034
General and administrative	563,479	623,180	1,156,659	1,464,846
Total operating expenses	953,173	1,055,326	1,963,880	2,329,880

Income (loss) from operations	(237,087)	145,210	(88,965)	393,021

Other income (expense):
Other income (expense), net	(443)	(907)	2,927	(4,638)
Total other income (expense), net	(443)	(907)	2,927	(4,638)

Net income (loss)	$(237,530)	$144,303	$(86,038)	$388,383

Net income (loss)	$(237,530)	$144,303	$(86,038)	$388,383
Other comprehensive loss:
Translation adjustments	-	(480)	-	(916)
Comprehensive income (loss)	$(237,530)	$143,823	$(86,038)	$387,467

Net income (loss) per basic common share	$(0.03)	$0.02	$(0.01)	$0.05
Net income (loss) per diluted common share	$(0.03)	$0.02	$(0.01)	$0.04

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,671,240	8,503,436	8,646,103	8,445,152
Diluted	8,671,240	8,660,114	8,646,103	8,645,395

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash	$3,649,284	$4,760,620
Accounts receivable	4,424,939	4,864,423
Inventories	2,729,219	2,572,980
Prepaid expenses and other current assets	155,847	141,421
Total current assets	10,959,289	12,339,444
Property and equipment, net	31,576	43,030
Other assets	12,843	12,843
Total assets	$11,003,708	$12,395,317

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$40,640	$62,136
Due to Forward China	2,457,896	3,519,676
Accrued expenses and other current liabilities	292,602	587,741
Total current liabilities	2,791,138	4,169,553
Other liabilities	44,872	51,486
Total liabilities	2,836,010	4,221,039
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,780,830 shares issued and outstanding	87,808	87,808
Additional paid-in capital	17,862,518	17,783,060
Accumulated deficit	(9,760,843)	(9,674,805)
Accumulated other comprehensive loss	(21,785)	(21,785)
Total shareholders' equity	8,167,698	8,174,278
Total liabilities and shareholders' equity	$11,003,708	$12,395,317